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                                                                  Exhibit (p)(1)

REVISED

                             THE GLENMEDE PORTFOLIOS
                                 (THE "COMPANY")

                                 CODE OF ETHICS

I.     Legal Requirement.

       Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "1940 Act"), makes it unlawful for any officer or trustee of the Company in connection with the purchase or sale by such person of a security "held or to be acquired" by the Company:

              1. To employ any device, scheme or artifice to defraud the Company;

              2. To make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

              3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or

              4. To engage in any manipulative practice with respect to the Company's investment portfolios.

II.    Purpose of the Code of Ethics.

       The Company expects that its officers and trustees will conduct their personal investment activities in accordance with (1) the duty at all times to place the interests of the Company's shareholders first, (2) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, and (3) the fundamental standard that investment company personnel should not take inappropriate advantage of their positions.

       In view of the foregoing, the provisions of Section 17(j) of the 1940 Act, the Securities and Exchange Commission's 1940 Act Release No. 23958 "Personal Investment Activities of Investment Company Personnel" (August 24,
1999), the "Report of the Advisory Group on Personal Investing" issued by the Investment Company Institute on May 9, 1994 and the

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Securities and Exchange Commission's September 1994 Report on "Personal
Investment Activities of Investment Company Personnel," the Company has determined to adopt this Code of Ethics on behalf of the Company to specify a code of conduct for certain types of personal securities transactions which might involve conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.

III.   Definitions.

       A. An "Access Person" means: (1) each trustee or officer of the Company; (2) each director, trustee, officer or general partner of the Company's investment adviser; (3) each director, trustee, officer, general partner or employee (if any) of the Company or its investment adviser (or of any company in a control relationship to the Company or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Company or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (4) any natural person in a control relationship to the Company or its investment adviser who obtains information concerning recommendations made to the Company with regard to the purchase or sale of a security.

              For purposes of this Code of Ethics, an "Access Person" does not include any person who is subject to the securities transaction pre-clearance requirements and securities transaction reporting requirements of the Code of Ethics adopted by the Company's investment adviser, sub-advisers, principal underwriter or The Glenmede Trust Company in compliance with Rule 17j-1 under the 1940 Act and Rule 204A-2 of the Investment Advisers Act of 1940 or
              Section 15(f) of the Securities Exchange Act of 1934, as applicable.

       B. "Restricted Trustee" or "Restricted Officer" means each trustee or officer of the Company who is not also a director, officer, partner, employee or controlling person of the Company's investment adviser, custodian, transfer agent, principal underwriter, sub-adviser or administrator.

       C. An Access Person's "immediate family" includes a spouse, minor children and adults living in the same household as the Access Person.

       D. A security is "held or to be acquired" if within the most recent 15 days it (1) is or has been held by the Company, or (2) is being or has been considered by the Company or its investment adviser or a sub-adviser for purchase by the Company. A purchase or sale includes the writing of an option to purchase or sell and any security that is exchangeable for or convertible into, any security that is held or to be acquired by the Company.

       E. An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration,

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              was not subject to the reporting requirements of Sections 13 or
              15(d) of the Securities Exchange Act of 1934.

       F.     "Investment Personnel" of the Company means:

                     (i) Any employee of the Company (or of any company in a control relationship to the Company) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company.

                     (ii) Any natural person who controls the Company and who obtains information concerning recommendations made to the Company regarding the purchase or sale of securities by the Company.

       G. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

       H. "Covered Security" means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the Government of the United States; bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments (any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization), including repurchase agreements; and shares of registered open-end investment companies.

       I. "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

IV.    Policies of the Company Regarding Personal Securities Transactions.

       A.     General Policy.

              No Access Person of the Company shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1(b) set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code of Ethics.

       B.     Specific Policies.

              1. Restrictions on Personal Securities Transactions By Access Persons Other Than Restricted Trustees and Restricted Officers.

                     a. Except as provided below in paragraph IV.B.1.d., no Access Person who is not a Restricted Trustee or Restricted Officer may

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                            buy or sell Covered Securities for his or her
                            personal portfolio or the portfolio of a member of his or her immediate family without obtaining oral authorization from the Compliance Officer of the Company's investment adviser ("Service Provider") PRIOR to effecting such security transaction.

                            A written authorization for such security transaction will be provided by the Service Provider's Compliance Officer to the person receiving the authorization (if granted) and to the Company's administrator ("Administrator") to memorialize the oral authorization that was granted.

                                   NOTE: If an Access Person has questions as to whether purchasing or selling a security for his or her personal portfolio or the portfolio of a member of his or her immediate family requires prior oral authorization, the Access Person should consult the Service Provider's Compliance Officer for clearance or denial of clearance to trade PRIOR to effecting any securities transactions.

                     b. Pre-clearance approval under paragraph (a) will expire at the close of business on the trading day after the date on which oral authorization is received, and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

                     c. No clearance will be given to an Access Person other than a Restricted Trustee or Restricted Officer to purchase or sell any Covered Security (1) on a day when any portfolio of the Company has a pending "buy" or "sell" order in that same Covered Security until that order is executed or withdrawn or (2) when the Service Provider's Compliance Officer has been advised by the Service Provider or a sub-adviser that the same Covered Security is being considered for purchase or sale for any portfolio of the Company.

                     d. The pre-clearance requirement contained in paragraph IV.B.1.a, above, shall not apply to the following securities ("Exempt Securities"):

                                   i. Securities that are not Covered
                                   Securities.

                                   ii. Securities purchased or sold in any
                                   account over which the Access Person has no direct or indirect influence or control.

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                                   iii. Securities purchased or sold in a
                                   transaction which is non-volitional on the part of either the Access Person or the Company.

                                   iv. Securities acquired as a part of an
                                   automatic dividend reinvestment plan.

                                   v. Securities acquired upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                                   vi. Securities which the Company's investment portfolios are not permitted to purchase under the investment objectives and policies set forth in the Company's then current prospectus under the Securities Act of 1933 or the Company's registration statement on Form N-1A.

                     e. The pre-clearance requirement contained in paragraph IV.B.1.a, above, shall apply to ALL purchases of a beneficial interest in any security through an Initial Public Offering or a Limited Offering by any Access Person who is also classified as Investment Personnel. A record of any decision and the reason supporting such decision to approve the acquisition by Investment Personnel of Initial Public Offerings or Limited Offerings shall be made by the Service Provider's Compliance Officer.

              2. Restrictions on Personal Securities Transactions by Restricted Trustees and Restricted Officers.

                     The Company recognizes that a Restricted Trustee and a Restricted Officer do not have on-going, day-to-day involvement with the operations of the Company. In addition, it has been the practice of the Company to give information about securities purchased or sold by the Company or considered for purchase or sale by the Company to Restricted Trustees and Restricted Officers in materials circulated more than 15 days after such securities are purchased or sold by the Company or are considered for purchase or sale by the Company. Accordingly, the Company believes that less stringent controls are appropriate for Restricted Trustees and Restricted Officers, as follows:

                     a. The securities pre-clearance requirement contained in paragraph IV.B.1.a. above shall only apply to a Restricted Trustee or Restricted Officer if he or she knew or, in the ordinary course of fulfilling his or her official duties as a trustee or officer, should have known, that during the fifteen day period before the transaction in a Covered Security (other than an Exempt Security)

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                            or at the time of the transaction that the Covered
                            Security purchased or sold by him or her, other than an Exempt Security, was also purchased or sold by the Company or considered for the purchase or sale by the Company.

                     b. Pre-clearance approval under paragraph (a) will expire at the close of business on the trading day after the date on which oral authorization is received, and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

                     c. If the pre-clearance provisions of paragraph IV.B.2.a. apply, no clearance will be given to a Restricted Trustee or Restricted Officer to purchase or sell any Covered Security (1) on a day when any portfolio of the Company has a pending "buy" or "sell" order in that same Covered Security until that order is executed or withdrawn or (2) when the Service Provider's Compliance Officer has been advised by the Service Provider or sub-adviser that the same Covered Security is being considered for purchase or sale for any portfolio of the Company.

V.     Procedures.

       In order to provide the Company with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by its Access Persons:

       A. Each Access Person of the Company other than a trustee who is not an "interested person" of the Company (as defined in the 1940 Act) will submit to the Administrator an Initial Holdings Report in the form attached hereto as Exhibit A that lists ALL Covered Securities1 beneficially owned2 by the Access Person except

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1.     As of February 1, 2005, ownership of and transactions in shares of registered open-end investment companies managed by the investment adviser or any company controlled by or under common control with the investment adviser will be reported in the Initial, Annual and Quarterly Transaction Reports of Access Persons of the investment adviser or any company controlled by or under common control with the investment adviser.

2. You will be treated as the "beneficial owner" of a security under this policy only if you have a direct or indirect pecuniary interest in the security.

       (a) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

       (b) An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a

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              as stated below. The Initial Holdings Report must be submitted within ten days of becoming an Access Person, and must contain information current as of a date no more than 45 days prior to becoming an Access Person. The Initial Holdings Report must include the title of each security, the number of shares held, and the principal amount of the security, as well as a list of any securities accounts maintained with any broker, dealer or bank.

       B. Each Access Person of the Company other than a trustee who is not an "interested person" of the Company (as defined in the 1940 Act) will also submit to the Administrator an Annual Holdings Report attached hereto as Exhibit A no later than 45 days after the end of the calendar year. Except as stated below, the Annual Holdings Report must list ALL Covered Securities beneficially owned by the Access Person, the title of each security, the number of shares held, and the principal amount of the security, as well as a list of any securities accounts maintained with any broker, dealer or bank.

       C. Each Access Person of the Company other than a Restricted Trustee or Restricted Officer shall direct his or her broker to supply to the Administrator, on a timely basis, duplicate copies of confirmations of all securities transactions in which the person has, or by reason of such transaction acquires any direct or indirect beneficial ownership and copies of periodic statements for all securities accounts.

       D. Except as stated below, each Access Person of the Company, other than a trustee who is not an "interested person" (as defined in the 1940 Act), shall submit reports in the form attached hereto as Exhibit B to the Administrator, showing all transactions in Covered Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, as well as all accounts established with brokers, dealers or banks during the quarter in which any Covered Securities were held for the direct or indirect beneficial interest of the Access Person.3 Such reports shall be filed no later than 30 days after the end of each calendar quarter. An Access Person of the Company need not make a quarterly transaction report under this paragraph with respect to transactions effected pursuant to an Automatic Investment Plan or if all of the information required by this paragraph V.D. is contained in the brokerage confirmations or account statements required to be submitted under paragraph V.C. and is received by the Administrator in the time period stated above.

       E. Each trustee who is not an "interested person" of the Company need not make an initial or annual holdings report but shall submit the same quarterly report as

----------
              beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.

3.     See footnote 2 above.

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              required under paragraph V.D. to the Administrator, but only for a transaction in a Covered Security (except as stated below) where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during the 15-day period immediately preceding or after the date of the transaction, such Covered Security is or was purchased or sold, or considered for purchase or sale, by the Company.

       F. The reporting requirements of this Section V do not apply to securities transactions effected for, and any Covered Securities held in, any account over which an Access Person does not have any direct or indirect influence or control.

       G. The Administrator shall notify each Access Person of the Company who may be subject to the pre-clearance requirement or required to make reports pursuant to this Code that such person is subject to the pre-clearance or reporting requirements and shall deliver a copy of this Code to each such person.

       H. The Administrator shall review the initial holdings reports, annual holdings reports, and quarterly transaction reports received, and as appropriate compare the reports with the pre-clearance authorization received, and report to the Company's Board of Trustees:

                     a. with respect to any transaction that appears to evidence a possible violation of this Code; and

                     b. apparent violations of the reporting requirement stated herein.

       I. The Board shall consider reports made to it hereunder and shall determine whether the policies established in Sections IV and V of this Code of Ethics have been violated, and what sanctions, if any, should be imposed on the violator, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and the disgorgement of any profits to the Company. The Board shall review the operation of this Code of Ethics at least once a year.

       J. The Company's investment adviser, sub-advisers and principal underwriter4 shall adopt, maintain and enforce separate codes of ethics with respect to their personnel in compliance with Rule 17j-1 under the 1940 Act, and Rule 204-2(a)(12) of the Investment Advisers Act of 1940 or Section 15(f) of the Securities Exchange Act of 1934, as applicable, and shall forward to the Administrator and the Company's counsel copies of such codes and all future amendments and modifications thereto. The Board of Trustees, including a majority of the trustees

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4.     The provisions of Rule 17j-1 only apply to principal underwriters if: (a)
       the principal underwriter is an affiliated person of the Company or of the Company's investment adviser or sub-advisers; or (b) an officer, director or general partner of the principal underwriter serves as an officer, trustee, or general partner of the Company or of the Company's investment adviser or sub-advisers.

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              who are not "interested persons" of the Company (as defined in the
              1940 Act), shall approve this Code of Ethics, and the codes of ethics of each investment adviser, sub-adviser and principal underwriter of the Company, and any material amendments to such codes. Such approval must be based on a determination that such codes contain provisions reasonably necessary to prevent Access Persons of the Company from engaging in any conduct prohibited under such codes and under Rule 17j-1 under the 1940 Act. The
              Board shall review and approve such codes at least once a year. Furthermore, any material changes to an investment adviser's, sub-adviser's or principal underwriter's code will be approved by the Board at the next scheduled quarterly board meeting and in no case more than six months after such change. Before approving any material amendments to the investment adviser's, sub-adviser's or principal underwriter's code of ethics, the Board must receive a certification from the investment adviser, sub-adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics and under Rule 17j-1 under the 1940 Act.

       K. At each quarterly Board of Trustees' meeting the Administrator (on behalf of the Company), investment adviser, sub-advisers and principal underwriter shall provide a written report to the Company's Board of Trustees stating:

                     a. any reported securities transaction that occurred during the prior quarter that may have been inconsistent with the provisions of the codes of ethics adopted by the Company, the Company's investment adviser, sub-adviser or principal underwriter; and

                     b. all disciplinary actions5 taken in response to such violations.

       L. At least once a year, the Administrator shall provide to the Board with respect to this Code of Ethics, and the Company's investment adviser, sub-advisers and principal underwriter shall provide to the Board with respect to their codes of ethics, a written report which contains: (a) a summary of existing procedures concerning personal investing by advisory persons and any changes in the procedures during the past year, as applicable; (b) an evaluation of current compliance procedures and a report on any recommended changes in existing restrictions or procedures based upon the Company's experience under this Code of Ethics, industry practices, or developments in applicable laws and regulations; (c) a summary of any issues arising under the Code of Ethics or procedures since the last report, including but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to material violations; and (d) a certification that the procedures which have been adopted are

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5.     Disciplinary action includes but is not limited to any action that has a material financial effect upon the employee, such as fining, suspending, or demoting the employee, imposing a substantial fine or requiring the disgorgement of profits.

                                        9
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              those reasonably necessary to prevent Access Persons from
              violating the respective codes of ethics.

       M. This Code, the codes of the investment adviser, sub-advisers and principal underwriter, a record of any violation of such codes and any action taken as a result of the violation, a copy of each report by an Access Person, any record of any violation of this Code and any action taken as a result thereof, any written report hereunder by the Administrator, investment adviser, sub-advisers or principal underwriter, records of approvals relating to Initial Public Offerings and Limited Offerings, lists of all persons required to make reports and a list of all persons responsible for reviewing such reports shall be preserved with the Company's records for the period and in the manner required by Rule 17j-1.

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VI.    Certification.

       Each Access Person will be required to certify annually that he or she has read and understood this Code of Ethics, and will abide by it. Each Access Person will further certify that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under the Code of Ethics. A form of such certification is attached hereto as Exhibit C.


                            The Board of Trustees of The Glenmede Portfolios


Re-approved: March 7, 2000
Revised effective:   February 1, 2005

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                                    EXHIBIT A

                             THE GLENMEDE PORTFOLIOS

                                 HOLDINGS REPORT

              For the Year/Period Ended _______________________
                                              (month/day/year)

              / / Check Here if this is an Initial Holdings Report

To: Investors Bank and Trust Company, as Administrator of the above listed
Company

              As of the calendar year/period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of the Company:

          TITLE OF         NUMBER            PRINCIPAL
          SECURITY         OF SHARES         AMOUNT
          --------         ---------         ------


              The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

              FOR INITIAL HOLDINGS REPORTS: THIS REPORT CONTAINS INFORMATION CURRENT AS OF A DATE NO MORE THAN 45 DAYS PRIOR TO THE DATE OF BECOMING AN ACCESS PERSON.

              THIS REPORT (i) EXCLUDES TRANSACTIONS WITH RESPECT TO WHICH I HAD NO DIRECT OR INDIRECT INFLUENCE OR CONTROL, (ii) EXCLUDES OTHER TRANSACTIONS NOT REQUIRED TO BE REPORTED, AND (iii) IS NOT AN ADMISSION THAT I HAVE OR HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES LISTED ABOVE.


Date:                                         Signature:
     -----------------------                            ------------------------

                                              Print Name:
                                                         -----------------------

                                    EXHIBIT B

                             The Glenmede Portfolios
                                 (the "Company")

                          QUARTERLY TRANSACTION REPORT*

              For the Calendar Quarter Ended _______________________
                                                 (month/day/year)

To:    Investors Bank and Trust Company, as Administrator of the Company

A. SECURITIES TRANSACTIONS. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Company:

                                                                                                                   BROKER/DEALER
                                                      NUMBER OF                       NATURE OF                    OR BANK
              INTEREST RATE                           SHARES OR      DOLLAR           TRANSACTION                  THROUGH WHICH
TITLE OF      AND MATURITY DATE      DATE OF          PRINCIPAL      AMOUNT OF        (PURCHASE,                   TRANSACTION
SECURITY      (IF APPLICABLE)        TRANSACTION      AMOUNT         TRANSACTION      SALE, OTHER)      PRICE      EFFECTED
--------      ---------------        -----------      ------         -----------      ------------      -----      --------



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* Non-interested trustees only have to complete this report for transactions where they knew at the time of the transaction or, in the ordinary course of fulfilling their official duties as a trustee or officer, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale, by the Company.

       B. NEW BROKERAGE ACCOUNTS. During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

              NAME OF BROKER, DEALER OR BANK            DATE ACCOUNT WAS ESTABLISHED
              ------------------------------            ----------------------------


       C. OTHER MATTERS. This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:                                           Signature:
     --------------------                       Print Name:

                                    EXHIBIT C

                             THE GLENMEDE PORTFOLIOS

                               ANNUAL CERTIFICATE

              Pursuant to the requirements of the Code of Ethics of The Glenmede Portfolios, the undersigned hereby certifies as follows:

              1.     I have read the Company's Code of Ethics.

              2. I understand the Code of Ethics and acknowledge that I am subject to it.

              3. Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions and provided any securities holding reports required to be reported under the requirements of the Code of Ethics.


       Date:
                                              ----------------------------------
                                                          Print Name


                                              ----------------------------------
                                                           Signature

 THE GLENMEDE FUND, INC.'S AND THE GLENMEDE PORTFOLIOS' CODES OF ETHICS AND HOW
             THE CODES AFFECT YOUR PERSONAL SECURITIES TRANSACTIONS

YOUR CLASSIFICATION                           RULE                 PRE-CLEARANCE REQUIREMENTS            FILING REQUIREMENTS
-------------------------------  ------------------------------  ------------------------------  ---------------------------------
Restricted/Interested            You or a member of your         You must obtain advance         You must make:
Director(s)/Trustee(s)           immediate family may not trade  clearance for security
                                 a Covered Security (other than  transactions from the           -    An initial holdings report
        John W. Church, Jr.      an Exempt Security) while the   compliance officer of the            listing all Covered
                                 Companies are transacting or    Adviser if you know (or should       Securities (other than
                                 considering for transaction     know) that the same Covered          transactions effected for,
                                 the same security if during     Security (other than an Exempt       and any Covered Securities
                                 the 15 day period before, or    Security) has been traded or         held in, accounts over which
                                 at the same time, you know (or  considered for trade by the          you have no direct or
                                 should know) that the security  Companies within the past 15         indirect influence or
                                 was transacted or considered    days. Your trade must be             control) you beneficially
                                 for such by the Companies.      completed by the close of            own (including for example,
                                                                 business on the trading day          such securities held by
                                                                 after the date on which oral         members of your immediate
                                                                 authorization is received.           family) and any securities
                                                                                                      accounts maintained with any
                                                                                                      broker, dealer or bank, to
                                                                                                      the Administrator within 10
                                                                                                      days of becoming an
                                                                                                      interested director/trustee
                                                                                                      and containing information
                                                                                                      current as of a date no more
                                                                                                      than 45 days prior to the
                                                                                                      date of becoming an
                                                                                                      interested director/trustee;

                                                                                                 -    An annual holdings report
                                                                                                      listing all Covered
                                                                                                      Securities (other than
                                                                                                      transactions effected for,
                                                                                                      and any Covered Securities
                                                                                                      held in, accounts over which
                                                                                                      you have no direct or
                                                                                                      indirect influence or
                                                                                                      control) you beneficially
                                                                                                      own (including for example,
                                                                                                      such securities held by
                                                                                                      members of your immediate
                                                                                                      family) and any securities
                                                                                                      accounts maintained with any
                                                                                                      broker, dealer or bank, to
                                                                                                      the Administrator within 45
                                                                                                      days after the end of the
                                                                                                      calendar year;

                                                                                                 -    A quarterly report listing
                                                                                                      all transactions in Covered
                                                                                                      Securities (other than
                                                                                                      transactions effected for,
                                                                                                      and any Covered Securities
                                                                                                      held in, accounts over which
                                                                                                      you have no direct or
                                                                                                      indirect influence or
                                                                                                      control or with respect to
                                                                                                      transactions

YOUR CLASSIFICATION                           RULE                 PRE-CLEARANCE REQUIREMENTS            FILING REQUIREMENTS
-------------------------------  ------------------------------  ------------------------------  ---------------------------------
                                                                                                      effected pursuant to an
                                                                                                      Automatic Investment Plan)
                                                                                                      you beneficially own
                                                                                                      (including for example, such
                                                                                                      securities held by members
                                                                                                      of your immediate family)
                                                                                                      and accounts established
                                                                                                      with brokers, dealers or
                                                                                                      banks during the quarter, to
                                                                                                      the Administrator within 30
                                                                                                      days after the end of each
                                                                                                      calendar quarter.

Restricted/Non-Interested        Same as above Rule for          Same as above Pre-Clearance     You must make a quarterly report
Director(s)/Trustee(s)           Restricted/Interested           Requirements for                listing all transactions in
                                 Directors/Trustees.             Restricted/Interested           Covered Securities (other than
        Willard S. Boothby, Jr.                                  Directors/Trustees.             transactions effected for, and
        Francis J. Palamara                                                                      any Covered Securities held in,
        H. Franklin Allen                                                                        accounts over which you have no
                                                                                                 direct or indirect influence or
                                                                                                 control or with respect to
                                                                                                 transactions effected pursuant to
                                                                                                 an Automatic Investment Plan) you
                                                                                                 beneficially own (including for
                                                                                                 example, such securities held by
                                                                                                 members of your immediate family)
                                                                                                 and accounts established with
                                                                                                 brokers, dealers or banks during
                                                                                                 the quarter, to the Administrator
                                                                                                 within 30 days after the calendar
                                                                                                 quarter end which were effected
                                                                                                 when you knew (or should have
                                                                                                 known) that such Covered Security
                                                                                                 was transacted by the Companies
                                                                                                 within 15 days of your
                                                                                                 transaction in the security.

YOUR CLASSIFICATION                           RULE                 PRE-CLEARANCE REQUIREMENTS            FILING REQUIREMENTS
-------------------------------  ------------------------------  ------------------------------  ---------------------------------
Non-Restricted/Interested        You or a member of your         You must obtain advance         You must provide to the
Director(s)/Trustee(s) and       immediate family may not trade  clearance from the compliance   Administrator copies of all
Non-Restricted Officer(s)        a Covered Security (other than  officer of the Adviser for a    brokerage confirmations.
                                 an Exempt Security) while the   transaction in any Covered      You must make:
        Jill Grossberg           Companies are purchasing,       Security (other than an Exempt
        Jeffrey Gaboury          selling or considering for      Security). The trade must be    -    An initial holdings report
        Fund Chief Compliance    purchase or sale the same       completed by the close of            listing all Covered
          Officer                securities.                     business on the trading day          Securities (other than
                                                                 after the date on which oral         transactions effected for,
                                                                 authorization is received.           and any Covered Securities
                                                                                                      held in, accounts over which
                                                                                                      you have no direct or
                                                                                                      indirect influence or
                                                                                                      control) you beneficially
                                                                                                      own (including for example,
                                                                                                      such securities held by
                                                                                                      members of your immediate
                                                                                                      family) and any securities
                                                                                                      accounts maintained with any
                                                                                                      broker, dealer or bank, to
                                                                                                      the Administrator within 10
                                                                                                      days of becoming an
                                                                                                      interested director/trustee
                                                                                                      or officer and containing
                                                                                                      information current as of a
                                                                                                      date no more than 45 days
                                                                                                      prior to the date of
                                                                                                      becoming an interested
                                                                                                      director/trustee or officer;

                                                                                                 -    An annual holdings report
                                                                                                      listing all Covered
                                                                                                      Securities (other than
                                                                                                      transactions effected for,
                                                                                                      and any Covered Securities
                                                                                                      held in, accounts over which
                                                                                                      you have no direct or
                                                                                                      indirect influence or
                                                                                                      control) you beneficially
                                                                                                      own (including for example,
                                                                                                      such securities held by
                                                                                                      members of your immediate
                                                                                                      family) and any securities
                                                                                                      accounts maintained with any
                                                                                                      broker, dealer or bank, to
                                                                                                      the Administrator within 45
                                                                                                      days after the end of the
                                                                                                      calendar year;

                                                                                                 -    A quarterly report listing
                                                                                                      all transactions in Covered
                                                                                                      Securities (other than
                                                                                                      transactions effected for,
                                                                                                      and any Covered Securities
                                                                                                      held in, accounts over which
                                                                                                      you have no direct or
                                                                                                      indirect influence or
                                                                                                      control or with respect to
                                                                                                      transactions effected
                                                                                                      pursuant to an Automatic
                                                                                                      Investment Plan) you
                                                                                                      beneficially own (including
                                                                                                      for example, such securities
                                                                                                      held by members of your
                                                                                                      immediate family) and
                                                                                                      accounts established with
                                                                                                      brokers, dealers or banks
                                                                                                      during the quarter, to the
                                                                                                      Administrator within 30 days
                                                                                                      after the end of each
                                                                                                      calendar quarter, unless all
                                                                                                      of the quarterly report
                                                                                                      information is contained in
                                                                                                      brokerage confirmations or
                                                                                                      account statements submitted
                                                                                                      to the Administrator.

YOUR CLASSIFICATION                           RULE                 PRE-CLEARANCE REQUIREMENTS            FILING REQUIREMENTS
-------------------------------  ------------------------------  ------------------------------  ---------------------------------
Restricted Officer(s)            You or a member of your         You must obtain advance         You must make:
                                 immediate family may not trade  clearance for security
        Michael P. Malloy        a Covered Security (other than  transactions from the           -    An initial holdings report
                                 an Exempt Security) while the   compliance officer of the            listing all Covered
                                 Companies are transacting or    Adviser if you know (or should       Securities (other than
                                 considering for transaction     know) that the same Covered          transactions effected for,
                                 the same security if during     Security (other than an Exempt       and any Covered Securities
                                 the 15 day period before, or    Security) has been traded or         held in, accounts over which
                                 at the same time, you know (or  considered for trade by the          you have no direct or
                                 should know) that the security  Companies within the past 15         indirect influence or
                                 was transacted or considered    days. Your trade must be             control) you beneficially
                                 for such by the Companies.      completed by the close of            own (including for example,
                                                                 business on the trading day          such securities held by
                                                                 after the date on which oral         members of your immediate
                                                                 authorization is received.           family) and any securities
                                                                                                      accounts maintained with any
                                                                                                      broker, dealer or bank, to
                                                                                                      the Administrator within 10
                                                                                                      days of becoming an officer
                                                                                                      and containing information
                                                                                                      current as of a date no more
                                                                                                      than 45 days prior to the
                                                                                                      date of becoming an officer;

                                                                                                 -    An annual holdings report
                                                                                                      listing all Covered
                                                                                                      Securities (other than
                                                                                                      transactions effected for,
                                                                                                      and any Covered Securities
                                                                                                      held in, accounts over which
                                                                                                      you have no direct or
                                                                                                      indirect influence or
                                                                                                      control) you beneficially
                                                                                                      own (including for example,
                                                                                                      such securities held by
                                                                                                      members of your immediate
                                                                                                      family) and any securities
                                                                                                      accounts maintained with any
                                                                                                      broker, dealer or bank, to
                                                                                                      the Administrator within 45
                                                                                                      days after the end of the
                                                                                                      calendar year;

                                                                                                 -    A quarterly report listing
                                                                                                      all transactions in Covered
                                                                                                      Securities (other than
                                                                                                      transactions effected for,
                                                                                                      and any Covered Securities
                                                                                                      held in, accounts over which
                                                                                                      you have no direct or
                                                                                                      indirect influence or
                                                                                                      control or with respect to
                                                                                                      transactions effected
                                                                                                      pursuant to an Automatic
                                                                                                      Investment Plan) you
                                                                                                      beneficially own (including
                                                                                                      for example, such securities
                                                                                                      held by members of your
                                                                                                      immediate family) and
                                                                                                      accounts established with
                                                                                                      brokers, dealers or banks
                                                                                                      during the quarter to the
                                                                                                      Administrator within 30 days
                                                                                                      after the end of each
                                                                                                      calendar quarter.

Note 1: The terms "Covered Security," "Exempt Security," "Automatic Investment Plan" and "beneficial ownership" are defined terms. Please see the Code of Ethics for the definitions of beneficial ownership, "Covered Security, "Automatic Investment Plan" and "Exempt Security" to determine which securities are not subject to the Code's pre-clearance and/or reporting requirements.

Note 2: This chart has been developed to assist you in understanding the provisions and requirements of the Code of Ethics. This is not intended to be used as a substitute for but merely as supplement to the Code.

                                        5